EXHIBIT 10.1

FOURTH AMENDMENT
TO
AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

This CONSENT AND FOURTH AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (this “Agreement”), is made and entered into as of April 15, 2011 (the “Effective Date”), by and among James River Coal Company, a corporation organized under the laws of Virginia (“JRCC”), and certain of JRCC’s Subsidiaries identified on the signature pages hereof, as borrowers (such Subsidiaries, together with JRCC, are referred to hereinafter each individually as a “Borrower”, and collectively, jointly and severally, as the “Borrowers”), and the other credit parties party hereto, identified on the signature pages hereof as Guarantors (together, the Borrowers and Guarantors, the “Credit Parties”), the Lenders (as hereinafter defined) party hereto, General Electric Capital Corporation (“GECC”), a corporation formed under the laws of Delaware, as administrative agent for the Lenders (in such capacity, together with its successors and assigns, if any, the “Administrative Agent”) and as collateral agent for the Lenders (in such capacity, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, the Borrowers, the other Credit Parties signatory thereto, the financial institutions from time to time party thereto as lenders (collectively, the “Lenders”), the L/C Issuers from time to time party thereto, the Administrative Agent, the Collateral Agent, and the other agents and arrangers from time to time party thereto are parties to that certain Amended and Restated Revolving Credit Agreement, dated as of January 28, 2010 (as amended, restated, supplemented and otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders and the L/C Issuers have committed to make certain loans and other extensions of credit to the Borrowers upon the terms and conditions set forth therein; and

WHEREAS, in connection with the consummation of the IRP Acquisition, the Borrowers have requested that the undersigned Lenders and the Administrative Agent agree to (a) increase the Commitments of the Lenders to an amount equal to $75,000,000, and (b) amend certain of the terms and provisions of the Credit Agreement as specifically set forth in this Agreement, including the requirements of Section 8.08 of the Credit Agreement with respect to the Acquired Business and the related assets and three newly formed Subsidiaries of JRCC, James River Escrow Inc., IRP LP Holdco Inc. and IRP GP Holdco LLC (collectively, the “IRP Holdcos”), all as more fully provided herein; and

WHEREAS, the undersigned Lenders and the Administrative Agent are prepared to provide such an increase in the Commitments and to amend the Credit Agreement on the terms, subject to the conditions and in reliance on the representations set forth herein.

NOW, THEREFORE, in consideration of the premises, the covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1.

Defined Terms.  Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement (as amended hereby).

2.

Agreement Regarding Acquired Business.  Subject to the terms and conditions of this Agreement, notwithstanding the provisions of Section 8.08 of the Credit Agreement, the Credit Parties, the Administrative Agent and the Lenders hereby agree as follows:

(a)

in lieu of the actions required to be taken in the time frames specified by clauses (c) and (e) of Section 8.08 of the Credit Agreement in respect of the IRP Acquisition, the Acquired Business, the Target and its subsidiaries and the IRP Holdcos, each Credit Party shall instead use its commercially reasonable efforts to satisfy each condition and complete each item set forth on Schedule 1 attached hereto as soon as possible after the Effective Date (but in any event, each condition and item set forth on Schedule 1 shall be completed or satisfied on or before the time specified on such Schedule 1 with respect to such condition or item);

(b)

until such time as all of the actions described in Schedule 1 to this Agreement shall have been completed in respect of such assets (as reasonably determined by the Collateral Agent), no assets of the Target and its subsidiaries or any IRP Holdco may be included in the calculation of the Borrowing Base;

(c)

only the “Eligible Accounts” relating to the Acquired Business may be included in the calculation of the Borrowing Base upon (x) the completion of all of the actions described in Schedule 1 to this Agreement (as reasonably determined by the Collateral Agent), (y) the Administrative Agent receiving evidence reasonably satisfactory to it that no “Eligible Accounts” relating to the Acquired Business that is included in the calculation of the Borrowing Base constitutes “as-extracted collateral” (as defined in the UCC) and (z) upon completion of the requirements in the immediately preceding clause (x) and (y), delivery by the Administrative Borrower to the Administrative Agent of an updated Borrowing Base Certificate reflecting the inclusion of such Eligible Accounts in the Borrowing Base;

(d)

except as specified above, none of the actions otherwise required to be taken by the Credit Parties and any Subsidiaries thereof under Section 8.08 of the Credit Agreement shall be required to be taken at any time in respect of the IRP Acquisition, the Acquired Business, the Target and its subsidiaries and the IRP Holdcos unless the Borrowers (in their sole discretion) desire that any Eligible Inventory of the Acquired Business and/or and the IRP Holdcos be included in the calculation of the Borrowing Base, and then, as a condition to the inclusion of such assets in the calculation of the Borrowing Base, (x) the Credit Parties shall satisfy (or cause to be satisfied) to the reasonable satisfaction of the Collateral Agent each item set forth on Schedule 2 attached hereto to the extent (and only to the extent) that such item on Schedule 2 relates to any Eligible Inventory to be included in the calculation of the Borrowing Base or any Real Estate Asset from which such Eligible Inventory originates or upon which such Eligible Inventory is or will at any time be located and (y) upon completion of the requirements in the immediately preceding clause (x), the Borrowers shall deliver to the Administrative Agent an updated Borrowing Base Certificate reflecting the inclusion of such Eligible Inventory in the Borrowing Base.  For the avoidance of doubt, the Credit Parties, the Administrative Agent and the Lenders agree that no Eligible Inventory of the Target and its subsidiaries or any IRP Holdco may be included in the calculation of the Borrowing Base until such time as (x) all of the actions described in Schedule 1 above have been completed (as reasonably determined by the Collateral Agent), and (y) all of the actions described in Schedule 2 to this Agreement shall have been completed (as reasonably determined by the Collateral Agent) with respect any Eligible Inventory to be included in the calculation of the Borrowing Base or any Real Estate Asset from which such Eligible Inventory originates or upon which such Eligible Inventory is or will at any time be located.  Each condition and item set forth on Schedule 1 or Schedule 2 (as applicable) shall be required to be satisfied or completed to the reasonable satisfaction of the Collateral Agent and pursuant to documents, instruments and agreements in form and substance reasonably satisfactory to the Collateral Agent; and

(e)

notwithstanding anything to the contrary contained in the Loan Documents, the IRP Acquisition, the Acquired Business, the Target and its subsidiaries and the IRP Holdcos and their respective assets shall at all times be subject to the covenants and restrictions contained in Articles XIII and IX (subject, in the case of Section 8.08, to the agreements contained herein).

3.

Amendments to the Credit Agreement.

(a)

The Credit Agreement is amended by deleting the amount “$65,000,000” on the cover page to the Credit Agreement and substituting in lieu thereof the amount of “$75,000,000”.

(b)

The Credit Agreement is hereby amended by adding the following new definition in the appropriate alphabetical order:

“IRP-Travelers Letter of Credit” means that certain letter of credit issued by ABN Amro Bank, N.V. for the account of International Resources Holdings II, LLC in favor of Travelers Casualty and Surety Company of America, for itself and on behalf of its parents, affiliates and subsidiaries, as beneficiary, with a maximum drawing amount on the effective date of the Fourth Amendment to this Agreement not greater than $4,800,000.

(c)

The Credit Agreement is hereby further amended by deleting the definition of “Maximum Revolver Amount” set forth therein and substituting in lieu thereof the following new definition:

“Maximum Revolver Amount” means $75,000,000.

(d)

The definition of “Permitted Encumbrance” in the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of clause (j) of such definition, (ii) deleting the period at the end of clause (k) of such definition and substituting the text “; and” in lieu thereof and (iii) adding the following new clause (l) immediately following clause (k) of such definition:

“(l)

Liens on cash collateral (which may consist of cash or Cash Equivalents) provided by the Borrowers or any Subsidiary of any Borrower to secure the reimbursement or other obligations of such Person in respect of the IRP-Travelers Letter of Credit; provided that the aggregate amount of cash collateral so provided shall in no event exceed 105% of maximum amount available to be drawn under the IRP-Travelers Letter of Credit).”

(e)

Annex A to the Credit Agreement is hereby amended by deleting the reference to the amount “Sixty-Five Million Dollars ($65,000,000)” in clause (i) to Section (i) in such Annex A and substituting the amount Seventy-Five Million Dollars ($75,000,000)” in such clause (i) to Section (i) of such Annex A.

(f)

The parties agree that the Credit Agreement is further modified and supplemented as follows:  from and after the effectiveness of the Fourth Amendment to the Credit Agreement, dated as of April 15, 2011, the IRP-Travelers Letter of Credit shall be deemed to have been issued pursuant to the Credit Agreement and the terms thereof (including Annex A of the Credit Agreement), and (i) the IRP-Travelers Letter of Credit shall be subject to and governed by the terms and conditions the Credit Agreement, and be deemed a “Letter of Credit” for all purposes under the Loan Documents (including for the purposes of determined Letter of Credit Usage), (ii) GE Capital shall be deemed an “L/C Issuer” under the Loan Documents with respect to the IRP-Travelers Letter of Credit and (iii) the IRP-Travelers Letter of Credit shall be deemed to be issued for the account of the Borrowers.  For the avoidance of doubt, all obligations and liabilities under the IRP-Travelers Letter of Credit shall constitute Obligations.

4.

Increase in Commitments of the Lenders.

Subject to the terms and conditions of this Agreement, the Credit Parties, the Administrative Agent and the undersigned Lenders hereby agree that, as of the Effective Date, the Commitments shall be increased by an amount equal to $10,000,000, such that the aggregate amount of the Commitments under the Credit Agreement is equal $75,000,000.  As of the Effective Date, Schedule 2.01(a) (Lender Commitments) to the Credit Agreement shall be replaced by Schedule 2.01(a) (Lender Commitments) attached hereto as Exhibit A.

5.

Affirmation and Acknowledgment of the Borrowers.  The Loan Parties hereby agree and acknowledge that the increase in the Commitments provided for under this Agreement, and all Loans and other extensions of credit made by the Lenders and/or the LC Issuer pursuant thereto, shall be “Obligations” for all purposes under the Loan Documents.  The Borrowers hereby ratify and confirm all of their Obligations to the Lenders, including, without limitation, the Loans, and the Borrowers hereby affirm their absolute and unconditional promise to pay to the Lenders all indebtedness, obligations and liabilities in respect of the Loans, the Letters of Credit, and all other amounts due under the Credit Agreement and the other Loan Documents as amended hereby.  The Borrowers hereby confirm that the Obligations are and remain secured pursuant to the Loan Documents and pursuant to all other instruments and documents executed and delivered by the Borrowers as security for the Obligations.

6.

No Other Waivers, Amendments or Consents.  Except for the agreements, amendments and waivers expressly set forth and referred to in Section 2 and the amendments expressly set forth and referred to in Section 3 hereof, the Credit Agreement and the other Loan Documents shall remain unchanged and in full force and effect.  Nothing in this Agreement is intended or shall be construed to be a novation of any Obligations or any part of the Credit Agreement or any of the other Loan Documents or to affect, modify or impair the continuity or perfection of the Administrative Agent’s Liens under the Credit Agreement and Loan Documents.

7.

Representations, Warranties and Covenants.

(a)

To induce the undersigned Lenders to enter into this Agreement, the Credit Parties hereby warrant, represent and covenant to and with to the Lenders and the Administrative Agent that: (a) this Agreement has been duly authorized, executed and delivered by the Credit Parties; (b) this Agreement and the Credit Agreement as amended hereby constitute legal, valid and binding obligations of the Credit Parties, enforceable in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, or by general principles of equity; (c) after giving effect to this Agreement, no Default or Event of Default has occurred and is continuing as of this date; (d) no approval or consent of, or filing with, any governmental agency or authority is required to make valid and legally binding the execution, delivery or performance by the Credit Parties of this Agreement or the Credit Agreement or any other Loan Document as amended hereby; and (e) after giving effect to this Agreement, the Third Amendment (as defined below) and the Consent dated March 15, 2011 by and among the parties hereto, all of the representations and warranties made by the Credit Parties in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of this Agreement (except to the extent that any such representations or warranties expressly referred to a specific prior date and except for changes therein expressly permitted or expressly contemplated by the Credit Agreement or the other Loan Documents).  Any breach in any material respect by the Credit Parties of any of its representations, warranties and covenants contained in this Section 7 shall be an immediate Event of Default under the Credit Agreement.

(b)

To induce the undersigned Lenders to enter into this Agreement, the Credit Parties hereby covenant that as soon as practicable, but in any event no later than June 30, 2011 (or such later date as agreed to by the Collateral Agent in its reasonable discretion), the Collateral Agent shall have received a duly executed and effective amendment reflecting the increase in the Maximum Revolver Amount contemplated by this Agreement, in form and substance satisfactory to the Collateral Agent, with respect to each Mortgage existing as of the Effective Date, together with evidence, reasonably satisfactory to the Collateral Agent, that all recording or filing charges, taxes, fees and expenses due in connection with the recordation and filing of each such Mortgage amendment thereto have been paid by the Credit Parties and, if requested by the Collateral Agent, legal opinions with respect to such amendments.

8.

Conditions to Effectiveness.  Upon the satisfaction of the conditions set forth in below, this Agreement shall become effective as of the Effective Date:

(a)

The Administrative Agent has received one or more counterparts of this Agreement, duly executed, completed and delivered by the Borrowers, the other Credit Parties and the each of the Lenders;

(b)

The Borrowers shall have paid (i) to the Administrative Agent, for the account of the Lenders, a non-refundable amendment fee equal to one-quarter percent (0.25%) of the amount of the Commitment of each Lender (after giving effect to this Agreement and the increase in the Commitments described in Section 4 hereof) and (ii) to the party entitled thereto all other fees and, to the extent documented, expenses (including the reasonable legal fees of counsel to each of the Agents and any local counsel to the Agents) due and payable to such party on or before the Effective Date.

(c)

The Administrative Agent shall have received, on the Effective Date, certificates of the Secretary, Assistant Secretary or managing member of each Credit Party, dated the Effective Date, as to the incumbency and signatures of its officers executing this Agreement and any other certificate or other document to be delivered pursuant hereto or thereto, together with evidence of the incumbency of such Secretary, Assistant Secretary or managing member and attaching (and in each case, certified by the Secretary, Assistant Secretary or managing member, as applicable, of such Credit Party as true and correct as of the Effective Date): (i) copies of the certificate of incorporation or certificate of formation, as applicable, and all amendments thereto of each Credit Party, certified as of a recent date by the appropriate government official of the jurisdiction of its organization, and copies of each Credit Party’s by-laws or limited liability company agreement, as applicable, (ii) all resolutions, certificates and other documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the authorization for the execution, delivery and performance of this Agreement (and the Loan Documents as amended hereby) and for the consummation of the transactions contemplated thereby and (iii) governmental certificates, dated the most recent practicable date prior to the Closing Date, showing that each Credit Party is organized and in good standing in the jurisdiction of its organization.

(d)

The Administrative Agent shall have received on the Effective Date, a certificate of an Authorized Officer of JRCC, dated as of the Effective Date, certifying that each Credit Party has received all consents and authorizations required pursuant to any Material Contract with any other Person and all other material consents and shall have obtained all material Permits of, or approvals from, and effected all notices to and filings with, any Governmental Authority as may be necessary to allow such Credit Party lawfully (i) to execute, deliver and perform their respective obligations under this Agreement (and the Loan Documents as amended hereby) to which each of them is, or shall be, a party and each other agreement or instrument to be executed and delivered by each of them pursuant thereto or in connection therewith and (ii) consummate the transactions contemplated hereunder, and to consummate the IRP Acquisition as contemplated by the Purchase Agreement (including the related disclosure schedules to the Purchase Agreement) and attaching copies of any such material third party consents, or certifying that no such material consents are required.  No litigation shall be pending or threatened and no action shall have been taken or threatened by any Governmental Authority or any other Person that could restrain, prevent or impose any material adverse conditions on such Credit Party or such transactions or that could seek to restrain or threaten any of the foregoing, and no law or regulation shall be applicable which in the reasonable judgment of the Administrative Agent could have such effect.

(e)

The Lenders shall have received a customary opinion with respect to each Credit Party (including non-contravention opinions with respect to the Indenture, the indentures relating to the New Convertible Senior Notes and the New Senior Notes and other Material Contracts) of Kilpatrick Townsend Stockton LLP, counsel to the Borrowers and the Guarantors, in form and substance reasonably satisfactory to each of the Agents.

(f)

The Administrative Agent shall have received, on the Effective Date, the certificate of a Senior Officer of each Credit Party, dated the Effective Date, stating that (A) there has been no repayment of Indebtedness that (i) would reduce the one hundred and twenty five million Dollar ($125,000,000) amount permitted for credit facilities under Section 4.03(a)(1) of the Indenture, or (ii) would reduce the ten million Dollar ($10,000,000) amount permitted for credit facilities under Section 4.03(a)(10) of the Indenture or specify such amounts and (B) there is no Indebtedness outstanding that would reduce the permitted amounts referred to in preceding clauses (i) and (ii) or specify all such amounts (other than Indebtedness outstanding under the Credit Agreement and Indebtedness that is subject to the Indenture Reserve).

(g)

The Administrative Agent shall have received an updated Borrowing Base Certificate as of the Effective Date.

(h)

The IRP Acquisition shall have been consummated not later than April 22, 2011, and all of the conditions described in the Consent and Third Amendment to the Credit Agreement, dated as of March 6, 2011 (the “Third Amendment”) (including the proviso of Section 2 of the Third Amendment), shall be satisfied, and the Administrative Agent shall have received the certificate and documents required to be delivered pursuant to clauses (iv) and (v) of the proviso at the end of Section 2 of the Third Amendment (except with respect to delivery of updated disclosure schedules relating to the Acquired Business, the Target and its subsidiaries and the IRP Holdcos, which updated disclosure schedules shall instead be delivered after the Effective Date in accordance with Section 2(a) of this Agreement).

9.

Reimbursement of Expenses.  The Borrowers hereby agree to reimburse the Administrative Agent on demand for all reasonable fees and reasonable out-of-pocket costs and expenses (including without limitation the reasonable and actual fees and expenses of its counsel) incurred by the Administrative Agent in connection with the negotiation, documentation and consummation of this Agreement and the other documents executed in connection herewith and the transactions contemplated hereby.

10.

Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK FOR CONTRACTS TO BE PERFORMED ENTIRELY WITHIN SAID STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

11.

Severability of Provisions.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.  To the extent permitted by applicable law, the Borrowers hereby waive any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

12.

Counterparts.  This Agreement may be executed in any number of several counterparts, all of which shall be deemed to constitute but one original and shall be binding upon all parties, their successors and permitted assigns.  Delivery of an executed signature page of this Agreement by facsimile transmission or other electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

13.

Entire Agreement.  The Credit Agreement as amended through this Agreement embodies the entire agreement between the parties hereto relating to the subject matter thereof and supersedes all prior agreements, representations and understandings, if any, relating to the subject matter thereof.  This Agreement shall constitute a Loan Document.

14.

No Strict Construction.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

15.

No Third Party Reliance.  This Agreement is solely for the benefit of the parties signatory hereto, their successors and permitted assigns.  No waiver, consent or amendment pursuant to this Agreement may be relied upon by any third parties.

16.

Release.  The Credit Parties hereby remise, release, acquit, satisfy and forever discharge the Lenders, the Administrative Agent, the Collateral Agent, and the L/C Issuer and their respective agents, employees, officers, directors, predecessors, attorneys and all others acting or purporting to act on behalf of or at the direction of the Lenders, the Administrative Agent, the Collateral Agent, or the L/C Issuer of and from any and all manner of actions, causes of action, suit, debts, accounts, covenants, contracts, controversies, agreements, variances, damages, judgments, claims and demands whatsoever, in law or in equity, which any of such parties ever had or now has against the Lenders, the Administrative Agent, the Collateral Agent, and the L/C Issuer their respective agents, employees, officers, directors, attorneys and all persons acting or purporting to act on behalf of or at the direction of the Lenders or the Administrative Agent (“Releasees”), for, upon or by reason of any matter, cause or thing whatsoever arising from, in connection with or in relation to the Credit Agreement or any of the other Loan Documents (including this Agreement) through the date hereof.  Without limiting the generality of the foregoing, the Credit Parties waive and affirmatively agree not to allege or otherwise pursue any defenses, affirmative defenses, counterclaims, claims, causes of action, setoffs or other rights they do, shall or may have as of the date hereof, including, but not limited to, the rights to contest any conduct of the Lenders, Administrative Agent or other Releasees on or prior to the date hereof.

[Remainder of page intentionally blank; next page is signature page]

IN WITNESS WHEREOF, the parties have caused this Fourth Amendment to Amended and Restated Revolving Credit Agreement to be duly executed by their respective officers or representatives thereunto duly authorized, as of the date first above written.

BORROWERS: JAMES RIVER COAL COMPANY By: /s/ Samuel M. Hopkins II__________________________ Name: Samuel M. Hopkins II Title: Vice President

JAMES RIVER COAL SERVICE COMPANY By: /s/ Samuel M. Hopkins II__________________________ Name: Samuel M. Hopkins II Title: Vice President

LEECO, INC. By: /s/ Samuel M. Hopkins II__________________________ Name: Samuel M. Hopkins II Title: Vice President

TRIAD MINING, INC. By: /s/ Samuel M. Hopkins II__________________________ Name: Samuel M. Hopkins II Title: Vice President

TRIAD UNDERGROUND MINING, LLC By: /s/ Samuel M. Hopkins II__________________________ Name: Samuel M. Hopkins II Title: Member

BLEDSOE COAL CORPORATION By: /s/ Samuel M. Hopkins II__________________________ Name: Samuel M. Hopkins II Title: Vice President

JOHNS CREEK ELKHORN COAL CORPORATION By: /s/ Samuel M. Hopkins II__________________________ Name: Samuel M. Hopkins II Title: Vice President

BELL COUNTY COAL CORPORATION By: /s/ Samuel M. Hopkins II__________________________ Name: Samuel M. Hopkins II Title: Vice President

JAMES RIVER COAL SALES, INC. By: /s/ Samuel M. Hopkins II__________________________ Name: Samuel M. Hopkins II Title: Vice President

BLEDSOE COAL LEASING COMPANY By: /s/ Samuel M. Hopkins II__________________________ Name: Samuel M. Hopkins II Title: Vice President

BLUE DIAMOND COAL COMPANY By: /s/ Samuel M. Hopkins II__________________________ Name: Samuel M. Hopkins II Title: Vice President

MCCOY ELKHORN COAL CORPORATION By: /s/ Samuel M. Hopkins II__________________________ Name: Samuel M. Hopkins II Title: Vice President

GUARANTORS: BDCC HOLDING COMPANY, INC. By: /s/ Samuel M. Hopkins II__________________________ Name: Samuel M. Hopkins II Title: Vice President

EOLIA RESOURCES, INC. By: /s/ Samuel M. Hopkins II__________________________ Name: Samuel M. Hopkins II Title: Vice President

SHAMROCK COAL COMPANY, INCORPORATED By: /s/ Samuel M. Hopkins II__________________________ Name: Samuel M. Hopkins II Title: Vice President

JOHNS CREEK COAL COMPANY By: /s/ Samuel M. Hopkins II__________________________ Name: Samuel M. Hopkins II Title: Vice President

JOHNS CREEK PROCESSING COMPANY By: /s/ Samuel M. Hopkins II__________________________ Name: Samuel M. Hopkins II Title: Vice President

LENDER, ADMINISTRATIVE AGENT AND COLLATERAL AGENT: GENERAL ELECTRIC CAPITAL CORPORATION By: /s/ Todd Eubanks__________________________ Name: Todd Eubanks Title: Duly Authorized Signatory

LENDERS:

GE CAPITAL COMMERCIAL INC.

By: /s/ Todd Eubanks__________________________
Name: Todd Eubanks
Title: Duly Authorized Signatory

UBS LOAN FINANCE LLC

By: /s/ Irja R. Otsa____________________________
Name: Irja R. Otsa
Title: Associate Director

By: /s/ Mary E. Evans_________________________
Name: Mary E. Evans
Title: Associate Director

L/C ISSUER: UBS AG, STAMFORD BRANCH

By: /s/ Irja R. Otsa____________________________
Name: Irja R. Otsa
Title: Associate Director

By: /s/ Mary E. Evans_________________________
Name: Mary E. Evans
Title: Associate Director

SCHEDULE 1 TO FOURTH AMENDMENT

(a)

Joinder Documents.  As soon as practicable, but in any event no later than May 3, 2011 (or such later date as agreed to by the Collateral Agent in its reasonable discretion), the Credit Parties shall have taken all of the actions provided for in Section 8.08(c) of the Credit Agreement (other than those actions described in Schedule 2 to this Agreement) in respect of the IRP Acquisition, the Acquired Business, the Target and its subsidiaries and the IRP Holdcos.  Each of the Target, its Subsidiaries and the IRP Holdcos may be joined to the Loan Documents as either a Borrower or a Guarantor thereunder, as requested by JRCC and approved by the Administrative Agent.  For the avoidance of doubt, nothing in this Schedule 1 is intended to nor shall it be construed as requiring the Credit Parties to cause the Acquired Business, Target or any of its Subsidiaries to execute and deliver and/or obtain any Mortgages, landlord consents or waivers or any other items of the type described on Schedule 2 to this Agreement.

(b)

Termination of Merrill Lynch Capital Local Financing Statements and Mortgages. As soon as practicable, but in any event no later than June 30, 2011 (or such later date as agreed to by the Collateral Agent in its reasonable discretion), the Collateral Agent shall have received evidence, reasonably satisfactory to the Collateral Agent, that all mortgages and local UCC financing statements filed by Merrill Lynch Business Financial Services Inc. as secured party and listing any the Target or its subsidiaries as debtor shall have been terminated of record (it being understood that the Collateral Agent shall have received a copy of a fully executed and effective payoff letter from GE Business Financial Services Inc. (as successor to Merrill Lynch Business Financial Services Inc. in respect of the credit facility of the Target and its subsidiaries in effect immediately prior to the IRP Acquisition, and that such credit facility shall be paid in full and terminated, and all liens in respect thereof discharged (except for any cash collateralization in respect of the IRP-Travelers Letter of Credit to the extent permitted in the Fourth Amendment), upon the consummation of the IRP Acquisition).

SCHEDULE 2 TO FOURTH AMENDMENT

(a)

Mortgages.  The Collateral Agent shall have received (i) a duly executed and effective first-priority (subject to Permitted Encumbrances) perfected Mortgage, in form and substance satisfactory to the Collateral Agent, with respect to each applicable Real Estate Asset of the Target, its subsidiaries and the IRP Holdcos, (ii) evidence, reasonably satisfactory to the Collateral Agent, that all recording or filing charges, taxes, fees and expenses due in connection with the recordation and filing of each such Mortgage have been paid by the Credit Parties and that the Collateral Agent has a valid, perfected, first-priority Lien on all such applicable Real Estate Assets, and (iii) such other documents, agreements, reports and instruments required by Sections 8.08(a) and (b) of the Credit Agreement (including, without limitation, FIRREA appraisals, Federal Flood Insurance, record searches, assignments of leases and rents, estoppel letters, attornment agreements, consents, landlord consents, waivers, recordation of leases and releases) as the Collateral Agent may require with respect to the applicable Real Estate Assets of the Target, its subsidiaries and the IRP Holdcos; provided that, with respect to assets not included in the Borrowing Base, the forgoing actions described in this clause (a)(i) or (iii) may be waived by the Collateral Agent with respect to any specifically identified asset with respect to which the Collateral Agent has confirmed in writing to the Credit Parties in its reasonable determination, in consultation with JRCC, that the costs, expense or other adverse consequences to the Credit Parties of providing a security interest with respect to such asset is excessive in view of the benefits afforded to the Secured Parties by taking a security interest in such assets.

(b)

Local UCC Financing Statements.  The Collateral Agent shall have received evidence, reasonably satisfactory to the Collateral Agent, that (i) all local UCC financing statements have been filed and are effective, and all applicable lien searches have been conducted with results satisfactory to the Collateral Agent, necessary or reasonably required by the Collateral Agent to ensure that the Collateral Agent has a valid, perfected, first-priority (subject to Permitted Encumbrances) Lien on all Collateral of the Target, its subsidiaries and the IRP Holdcos (including, without limitation Collateral consisting of as-extracted collateral and all other personal property and fixtures) and (ii) that all recording or filing charges, taxes, fees and expenses due in connection with the recordation and filing of each such UCC financing statements have been paid by the Credit Parties; provided that, with respect to assets not included in the Borrowing Base, the forgoing actions described in this clause (b)(i) may be waived by the Collateral Agent with respect to any specifically identified asset with respect to which the Collateral Agent has confirmed in writing to the Credit Parties in its reasonable determination, in consultation with JRCC, that the costs, expense or other adverse consequences to the Credit Parties of providing a security interest with respect to such asset is excessive in view of the benefits afforded to the Secured Parties by taking a security interest in such assets.

(c)

Legal Opinions Regarding Mortgages and Local UCC Filings.  The Collateral Agent shall have received such written opinions of counsel to the Credit Parties, in form and substance satisfactory to the Collateral Agent, relating to the Mortgages and local UCC financing statements in respect of the Credit Parties, Target, its subsidiaries and the IRP Holdcos, and addressing such matters as the Collateral Agent may reasonably request.

EXHIBIT A

[See attached Schedule 2.01(a) to the Credit Agreement]

SCHEDULE 2.01(a)

Lender Commitments

Lender	Commitment
General Electric Capital Corporation	$41,923,077.00
GE Capital Commercial Inc.	$10,000,000.00
UBS Loan Finance LLC	$23,076,923.00

Total:	$75,000,000.00